UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 28, 2010

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

          333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 4 and 6 through 8 are not applicable and are therefore omitted.

Item 1.01.  Entry into a Material Definitive Agreement.

            On September 28, 2010, U.S. Premium Beef, LLC (“USPB”) adopted the USPB Phantom Unit Bonus Compensation Policy (the “Phantom Unit Policy”).  A copy of the Phantom Unit Policy is attached hereto as Exhibit 10.01.   The Phantom Unit Policy provides for the award of unit appreciation rights to certain employees of USPB.  USPB’s Chief Executive Officer, Steven D. Hunt (the “CEO”), shall administer the Phantom Unit Policy and award “Phantom Units” (Class A and Class B Units) to employees in amounts determined by the CEO, subject to the total Phantom Unit amount approved by the Board of Directors of USPB.

Under the terms of the Phantom Unit Policy, each Phantom Unit award shall vest at the rate of one-fifth of the award for each full fiscal year of employment that the employee completes after the award is made, provided that the Board of Directors may approve a different vesting schedule at the time of the award.  After an employee’s award of Phantom Units is fully vested, the employee may exercise up to one-fifth of the employee’s fully vested Phantom Units in a fiscal year, and up to one-fifth of the original award in any subsequent fiscal year.  The Phantom Unit Policy also sets forth certain rights with respect to the Phantom Units in connection with the termination of an employee or liquidation of all or substantially all of the assets of USPB.

            Each Phantom Unit constitutes a unit appreciation right under which the employee is entitled, on exercise, to payment of the difference between the Market Price and the Strike Price of a Phantom Unit.  The “Market Price” is the weighted average price for the immediately preceding fiscal year of the non-conditional unit transaction prices of corresponding USPB Class A Units and Class B Units by Unitholders of USPB to unaffiliated third parties.  The “Strike Price” is the greater of the Market Price of the Phantom Units for the fiscal year prior to award of the Phantom Units or the fair market value of the Phantom Units on the date of the award using a reasonable valuation method.  The Phantom Unit rights include anti-dilution rights in the event of certain actions by USPB.

Item 5.02.  Compensatory Arrangements of Certain Officers.

On September 28, 2010, USPB and its CEO, entered into a “First Amendment to CEO Employment Agreement between U.S. Premium Beef, LLC and Steven D. Hunt, Employment Years 2010-2015” (the “First Amendment”).  (A copy of that  First Amendment is attached hereto as Exhibit 10.2.)  Under the terms of the First Amendment, the CEO’s existing grant of 20,000 phantom unit rights to Phantom Class A Units of USPB and options to buy 20,000 Class A Units of USPB, both with an exercise price of $55 per unit, were cancelled and replaced by a new grant of 20,000 phantom unit rights to Phantom Class A Units of USPB and options to buy 20,000 Class A Units of USPB, also with an exercise or purchase price of $55 per unit.  The $55 exercise or purchase price is an amount no greater than the fair market value of a Class A Unit as of the date of the First Amendment, as determined under the regulations adopted pursuant to Section 409A of the Internal Revenue Code.

The First Amendment established and clarified the CEO’s rights with respect to exercise of the phantom unit rights and options to purchase Class A units and the procedures required and times at which the CEO may exercise such rights.  The First Amendment also established and clarified the CEO’s rights with respect to the phantom unit rights under the CEO Employment Agreement, as amended, upon the occurrence of certain events that would dilute the CEO’s phantom unit rights.  In particular, if an action of USPB results in a cash distribution to USPB’s Class A Unitholders, on a per unit basis, in a total amount greater than the product of USPB’s taxable income multiplied by the applicable maximum tax rates, as determined in accordance with the First Amendment, the CEO shall receive a payment equal to the difference between USPB’s total distributions per Class A Unit and the maximum tax rate distribution per Class A Unit, multiplied by the CEO’s available Class A Phantom units.  Such compensatory amount shall be paid to the CEO within 75 days after USPB’s taxable income for the appropriate tax year is determined, but in no event later than March 15 of the calendar year after the calendar year in which the “distribution dilution” occurs.  In addition, the First Amendment provides for adjustment of the number of the CEO’s Phantom Class A Units in the event of dilution of the proportionate ownership of USPB represented by the CEO’s Phantom Class A Units and associated rights under the CEO Employment Agreement, as amended.  Any such adjustment shall be made in accordance with the rules and regulations adopted pursuant Section 409A of the Internal Revenue Code.

USPB adopted the Phantom Unit Policy on September 28, 2010, as described above in Item 1.01, which includes the named executive officers (other than the CEO) of USPB.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibits are filed pursuant to Item 9.01.

10.01   USPB Phantom Unit Bonus Compensation Policy dated September 28, 2010

10.02   First Amendment to CEO Employment Agreement between U.S. Premium Beef, LLC and Steven D. Hunt dated September 28, 2010.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Steven D. Hunt_______
Steven D. Hunt,
Chief Executive Officer

Dated:  October 4, 2010